Exhibit 99.1

December 29, 2022

MDH Acquisition Corp. Announces Key Dates in Connection with December 29, 2022 Termination Date and Liquidation

December 29, 2022 — On December 29, 2022, MDH Acquisition Corp. (“we”, “us”, “our”, or the “Company”) (NYSE: MDH) announced that in accordance with the announced December 29, 2022 termination date set by its Board of Directors pursuant to a second amendment (the “Charter Amendment”) to the second amended and restated certificate of incorporation of Company (the “Charter”), which was filed with the Secretary of State of the State of Delaware on December 29, 2022, the Company expects to redeem all outstanding public shares of the Company by December 29, 2022, following which the Company will be dissolved, liquidated and wound up.

The Company has also requested the New York Stock Exchange to suspend trading of its Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) effective before the open of trading on December 30, 2022 and file with the U.S. Securities and Exchange Commission (the “SEC”) the forms necessary to delist the Company’s Class A Common Stock.

Pursuant to the Charter, the public shares of Class A Common Stock will be redeemed at a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest (less $100,000 of previously unreleased interest to pay dissolution expenses) (the “Redemption Amount”), by (B) the total number of then outstanding public shares of Class A Common Stock. The redemption will completely extinguish rights of holders of public shares of Class A Common Stock.

Following the redemptions in connection with the approval and implementation of the Charter Amendment and after taking into account withdrawals for taxes and dissolution expenses, the Company estimates that the total Redemption Amount will be approximately $274,788,542, and the per-share Redemption Amount will be approximately $10.08. The redemption date is expected to be on or around December 30, 2022.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this press release, including, without limitation, regarding the early liquidation, de-listing of the Company’s Securities and Redemption Amount, are forward-looking statements. Words such as “expect” and “intend” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company’s securities filings can be accessed on the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About MDH Acquisition Corp.

MDH Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.